Exhibit 99.1

NEWS FROM		Precision Castparts Corp.
	4650 S. W. Macadam Ave. Suite 440 Portland, OR 97239 Telephone (503) 417-4800	CONTACT:	Dwight Weber (503) 417-4855
Web Site: http://www.precast.com

PRECISION CASTPARTS CORP. CONTINUES STRONG OPERATING
PERFORMANCE FOR FOURTH QUARTER AND FISCAL YEAR 2003

PORTLAND, Oregon – April 29, 2003 – Precision Castparts Corp. (NYSE:PCP) continued to maintain strong operating margins for the fourth quarter and for the fiscal year in the face of weak aerospace and industrial gas turbine markets.

Precision Castparts Corp. (PCC) reported total sales for the fourth quarter of fiscal 2003 of $514.2 million, down 16.9 percent from sales of $619.0 million a year ago.  Net income from continuing operations was $38.1 million, or $0.72 per share (diluted), versus net income from continuing operations before goodwill amortization of $55.1 million, or $1.05 per share (diluted), in the fourth quarter of fiscal 2002.  Included in the current quarter’s results were restructuring charges of $10.6 million, or $0.14 per share, partially offset by favorable tax settlements of $5.7 million, or $0.11 per share.  PCC’s reported net income after discontinued operations was $20.4 million, or $0.38 per share (diluted), for the fourth quarter of fiscal 2003, which compares to last year’s reported fourth quarter net income of $48.9 million, or $0.93 per share (diluted).

Operating income for PCC was $76.3 million, or 14.8 percent of sales, for the fourth quarter of fiscal 2003, compared with $101.0 million, or 16.3 percent of sales, for the fourth quarter of last year, adjusted for the impact of the new goodwill accounting standard.  This healthy operating margin on decreased sales reflects PCC’s continued commitment to operational excellence despite difficult market conditions.

The restructuring charges recorded in the fourth quarter of fiscal 2003 provided for employee severances and other costs associated with the downsizing of operations, principally in Europe.  These restructuring activities will fortify PCC’s operating strength and help mitigate the effect of currently depressed market conditions.  The tax benefit recorded in the fourth quarter reflected the settlement of a tax dispute in a foreign jurisdiction and favorable adjustments from prior year tax returns.

The fiscal 2003 fourth quarter charge for discontinued operations amounted to $17.7 million, or $0.34 per share (diluted).  This charge provided for the sale of Barber Industries and Fastener Engineers & Lewis Machine, the anticipated sale of PCC Superior Fabrication, and net losses and shutdown expenses related to the prior closures of PCC Olofsson, Eldorado, and STW Composites.  The performance of the businesses included in discontinued operations was not consistent with the Company’s long-term strategy for profitable growth.

For fiscal 2003, sales totaled $2,117.2 million, down 15.2 percent from fiscal 2002 sales of $2,495.7 million.  Operating income for fiscal 2003 was $307.1 million, or 14.5 percent of sales, compared with last year’s operating income of $379.3 million, or 15.2 percent of sales, adjusted to exclude goodwill amortization.  Net income from continuing operations for fiscal 2003 was $159.4 million, or $3.01 per share (diluted), which included restructuring charges in the second and fourth

May 2, 2003

quarters totaling $0.28 per share, offset by benefits of an insurance settlement in the second quarter of $0.17 per share and favorable tax settlements in the fourth quarter of $0.11 per share.  By comparison, fiscal 2002 net income from continuing operations before goodwill amortization was $108.4 million, or $2.07 per share (diluted), which included asset impairment and restructuring charges of $106.1 million, or $1.74 per share (diluted).  Fiscal 2003 net income after discontinued operations was $124.3 million, or $2.35 per share (diluted), compared with $42.4 million, or $0.81 per share (diluted) in fiscal 2002.

Strong cash generation from operations, including $15.0 million of voluntary pension contributions, resulted in significant debt paydown.  Total debt was reduced to $692.1 million, down $79.5 million from the third quarter and $209.4 million year over year.  The Company’s debt-to-total-capitalization ratio now stands at 39.5 percent, compared to 48.6 percent at the end of fiscal 2002.

To facilitate comparisons with fiscal 2003, the following segment operating income amounts reported for fiscal 2002 have also been adjusted to account for the impact of the new goodwill accounting standard.

Investment Cast Products demonstrated strong performance for the fourth quarter and for the year, despite a dramatic sales decline in fiscal 2003.  For the fourth quarter of 2003, the segment reported $50.1 million of operating income, or 19.4 percent, on sales of $258.0 million, compared to an operating income of $67.6 million, or 20.8 percent, on $324.6 million sales a year earlier.  Annual sales were $1,071.3 million, with operating income of $210.7 million, or 19.7 percent, versus sales of $1,332.0 million and operating income of $251.8 million, or 18.9 percent in fiscal 2002.   Investment Cast Products drove its strong performance gains by aggressive cost takeout throughout its operations, improvements in utilization of working capital, and operating leverage as volume from market share gains and new programs transitioned into full production.  The segment achieved these improved operating results in the fourth quarter, while at the same time absorbing calendar 2003 price reductions included in certain long-term agreements.

Forged Products’ sales of $137.8 million in the fourth quarter resulted in $20.0 million of operating income, or 14.5 percent, compared to last year’s sales of $176.0 million and operating income of $33.0 million, or 18.8 percent.  For fiscal 2003, the segment reported $81.5 million of operating income, or 14.4 percent, on sales of $566.9 million, compared to operating income of $129.0 million, or 18.5 percent, on sales of $697.9 million in fiscal 2002.  Operating margins continue to be impacted by the capital-intensive structure of this segment’s operations.  Cost reductions, market share gains, and improved value stream management – from raw material input to final machining – have helped to mitigate this impact.

In the fourth quarter, Fluid Management Products’ operating income was $7.5 million, or 8.9 percent on sales of $84.2 million, versus operating income of $7.6 million, or 8.7 percent, on sales of $87.3 million in the final quarter of fiscal 2002.  The segment reported fiscal 2003 sales of $351.5 million, which generated an operating income of $29.8 million, or 8.5 percent, compared to last year’s sales of $346.6 million and operating income of $24.9 million, or 7.2 percent.  Fiscal 2002 and 2003 results reflect the reclassification of Barber Industries to discontinued operations.  Fluid Management Products continued to improve its operating performance through increased offshore production, additional purchasing leverage, and development of its manufacturing efficiencies, which will enable the segment to compete more effectively for further top-line growth.

Industrial Products’ performance showed strong improvements both for the fourth quarter and the fiscal year.  The segment reported an operating income of $4.9 million, or 14.3 percent, on sales of $34.2 million for the fourth quarter of fiscal 2003, compared to an operating income of $2.3 million, or 7.4 percent, on sales of $31.1 million a year ago.  For fiscal 2003, the segment’s sales totaled $127.5 million, with operating income of $13.0 million, or 10.2 percent, versus fiscal 2002 sales of $119.2 million and operating income of $6.1 million, or 5.1 percent.  Fiscal 2002 and 2003 results for PCC Olofsson, Eldorado, Design Technologies International, PCC Superior Fabrication, Fastener Engineers & Lewis Machine, and STW Composites have been reclassified to discontinued operations.  The remaining businesses in this segment – Advanced Forming Technology, J&L Fiber Services, and Reed-Rico – have all realized improved top- and bottom-line performance, driven by new product introductions and increased productivity.  In addition, the segment has realized positive results from the successful ramp-up to full production of its manufacturing facilities in Hungary and India.

“Our relentless dedication to improved performance throughout our operations worldwide has produced both a solid quarter and fiscal year, despite challenging market conditions,” said Mark Donegan, PCC’s president and chief executive officer.  “We are taking the steps necessary to maintain our market leadership.  Our continued emphasis on exploiting all available opportunities to improve our cost structure has provided upside both to PCC, by mitigating margin erosion, and to our customers, by helping them meet their own cost-reduction objectives.

“Demanding years like fiscal 2003 drive us to establish a firm foundation for the future,” said Donegan.  “Our technical capabilities, supported by our cost position, have earned us extended contracts with most of our major customers through at least the end of calendar 2006, each of which includes market share gains.  In addition, our current portfolio of industrial businesses is competing aggressively across their various markets through technological leadership, global manufacturing, cost performance, and penetration into markets with long life-cycle business opportunities.

“While we anticipate continued challenges in fiscal 2004, including further sales reductions in our core aerospace and industrial gas turbine markets, we have entered the year with the same intensity toward operational performance, strong cash generation, and additional share gains across all of our major market segments,” Donegan said.

Precision Castparts Corp. is a worldwide manufacturer of complex metal components and products.  PCC is the market leader in manufacturing large, complex structural investment castings, airfoil castings, and forged components used in jet aircraft engines.  In addition, PCC manufactures products for the industrial gas turbine, fluid management, industrial metalworking tools and machines, pulp and paper, advanced metalforming technologies, airframe components, and other metal products markets.

###

Information included within this press release describing the projected growth and future results and events constitutes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuations in the aerospace, power generation, fluid management, pulp and paper, and other general industrial cycles; the relative success of the Company’s entry into new markets; competitive pricing; the financial viability of the Company’s significant customers; the availability and cost of energy, materials, supplies, insurance, and pension benefits; equipment failures; relations with the Company’s employees; the Company’s ability to manage its operating costs and to integrate acquired businesses in an effective manner; governmental regulations and environmental matters; risks associated with international operations and world economies; the relative stability of certain foreign currencies; and implementation of new technologies and process improvement.  Any forward-looking statements should be considered in light of these factors.  The Company undertakes no obligation to publicly release any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.

###

Precision Castparts Corp.’s press releases are available on the Internet at the Internetwire.com website — http://www.internetwire.com or PCC’s home page at http://www.precast.com.

PRECISION CASTPARTS CORP.

SUMMARY OF RESULTS(1)

(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	March 30, 2003	March 31, 2002	March 30, 2003	March 31, 2002
	(unaudited)		(unaudited)
Net sales	$514.2	$619.0	$2,117.2	$2,495.7

Cost of goods sold	394.3	467.0	1,619.3	1,932.7

Provision for restructuring(2),(3)	10.6	—	21.6	15.9

Impairment of long-lived assets(4)	—	—	—	90.2

Other income(5)	—	—	14.5	—

Selling and administrative expenses	43.6	57.5	190.8	211.2

Interest expense, net	13.4	14.8	56.4	66.0

Minority interest in net earnings of consolidated entities	0.5	—	0.8	—

Income (loss) before provision for income taxes	51.8	79.7	242.8	179.7

Provision for income taxes	13.7	30.8	83.4	97.6

Net income (loss) from continuing operations	38.1	48.9	159.4	82.1

Discontinued operations, net of tax	(17.7)	—	(35.1)	(39.7)

Net income (loss)	$20.4	$48.9	$124.3	$42.4

Net income (loss) per common share - basic:
From continuing operations	$0.72	$0.94	$3.04	$1.59
Discontinued operations	(0.33)	—	(0.67)	(0.77)

	$0.39	$0.94	$2.37	$0.82

Net income (loss) per common share - diluted:
From continuing operations	$0.72	$0.93	$3.01	$1.57
Discontinued operations	(0.34)	—	(0.66)	(0.76)

Net income (loss) per common share - diluted	$0.38	$0.93	$2.35	$0.81

Average common shares outstanding:
Basic	52.7	51.9	52.4	51.6
Diluted	53.2	52.7	53.0	52.3

	Three Months Ended		Twelve Months Ended
	March 30, 2003	March 31, 2002	March 30, 2003	March 31, 2002
	(unaudited)		(unaudited)
Sales by Segment
Investment Cast Products	$258.0	$324.6	$1,071.3	$1,332.0

Forged Products	137.8	176.0	566.9	697.9

Fluid Management Products	84.2	87.3	351.5	346.6

Industrial Products	34.2	31.1	127.5	119.2

Total	$514.2	$619.0	$2,117.2	$2,495.7

Operating Income by Segment(6)
Investment Cast Products	$50.1	$66.8	$210.7	$248.5

Forged Products	20.0	29.9	81.5	116.7

Fluid Management Products	7.5	5.6	29.8	17.0

Industrial Products	4.9	1.7	13.0	2.1

Corporate expense	(6.2)	(9.5)	(27.9)	(32.5)

Total	$76.3	$94.5	$307.1	$351.8

(1)     Fiscal 2003 results include the impact of discontinuing amortization of goodwill upon adoption of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.”

(2)     During the second and third quarters of fiscal 2002, the Company recorded charges related to restructuring activities.

These charges principally provided for severance costs to reduce operations impacted by the downturn in the commercial aerospace market, additional costs associated with the consolidation of the European operations within the Fluid Management Products segment and severance costs to reduce operations within the Industrial Products segment.

(3)     During the second and fourth quarters of fiscal 2003, the Company recorded charges related to restructuring activities.  These charges principally provided for severance costs associated with downsizing operations throughout the Company.

(4)     During the third quarter of fiscal 2002, the Company recorded impairment charges related to the write-down of long-lived assets (primarily goodwill) at several operations within the Industrial Products segment.  The impairment charges were taken pursuant to Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.”  During the second quarter of fiscal 2002, the Company recorded impairment charges associated with the exit of a business, write-off of a note receivable and fixed asset write-downs.

(5)     During the second quarter of fiscal 2003, the Company recorded other income associated with insurance settlements.

(6)     Operating income represents earnings before interest, income taxes, restructuring, impairment of long-lived assets and other  income (EBIT).

PRECISION CASTPARTS CORP.

Adjustments to Reflect Discontinuation of Goodwill Amortization under SFAS No. 142

(In millions, except per share data)

	Three Months Ended March 30, 2002			Twelve Months Ended March 30, 2002
	As Reported	Goodwill Amortization	Adjusted	As Reported	Goodwill Amortization	Adjusted
	(unaudited)			(unaudited)
Investment Cast Products	$66.8	$0.8	$67.6	$248.5	$3.3	$251.8

Forged Products	29.9	3.1	33.0	116.7	12.3	129.0

Fluid Management Products	5.6	2.0	7.6	17.0	7.9	24.9

Industrial Products	1.7	0.6	2.3	2.1	4.0	6.1

Corporate expense	(9.5)	—	(9.5)	(32.5)	—	(32.5)

Operating income(1)	94.5	6.5	101.0	351.8	27.5	379.3

Provision for restructuring(2)	—	—	—	15.9	—	15.9

Impairment of long-lived assets(3)	—	—	—	90.2	—	90.2

Interest expense, net	14.8	—	14.8	66.0	—	66.0

(Loss) income before provision for income taxes	79.7	6.5	86.2	179.7	27.5	207.2

Provision for income taxes	30.8	0.3	31.1	97.6	1.2	98.8

Net (loss) income from continuing operations	$48.9	$6.2	$55.1	$82.1	$26.3	$108.4

Net (loss) income from continuing operations per common share:
Basic	$0.94	$0.12	$1.06	$1.59	$0.51	$2.10
Diluted	$0.93	$0.12	$1.05	$1.57	$0.50	$2.07

Average common shares outstanding:
Basic	51.9	51.9	51.9	51.6	51.6	51.6
Diluted	52.7	52.7	52.7	52.3	52.3	52.3

(1)     Operating income represents earnings before interest, income taxes, restructuring and asset impairment (EBIT).

(2)     During the second and third quarters of fiscal 2002, the Company recorded charges related to restructuring activities.  These charges principally provided for severance costs to reduce operations impacted by the downturn in the commercial aerospace market, additional costs associated with the consolidation of the European operations within the Fluid Management Products segment and severance costs to reduce operations within the Industrial Products segment.

(3)     During the third quarter of fiscal 2002, the Company recorded impairment charges related to the write-down of long-lived assets (primarily goodwill) at several operations within the Industrial Products segment.  The impairment charges were taken pursuant to Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.”  During the second quarter of fiscal 2002, the Company recorded impairment charges associated with the exit of a business, write-off of a note receivable and fixed asset write-downs.